EXHIBIT 99.4

AMSOUTH BANCORPORATION

YOUR VOTE IS IMPORTANT.

Please take a moment now to vote your shares of AmSouth Bancorporation common stock for the upcoming Special Meeting of Shareholders to be held on October 3, 2006, at 11:00 AM, local time.

YOU CAN VOTE TODAY IN ONE OF THREE WAYS:

1.	Vote by Telephone - Call toll-free from the U.S. or Canada at 1-866-849-9664, on a touch-tone telephone. If outside the U.S. or Canada, call 1-215-521-1344. Please follow the simple instructions provided.

OR

2.	Vote by Internet - Please access https://www.proxyvotenow.com/aso, and follow the simple instructions provided. (Please note you must type an "s" after http.)

You may vote by telephone or Internet 24 hours a day, 7 days a week. Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you had executed a proxy card.

OR

3.	Vote by Mail - If you do not have access to a touch-tone telephone or to the Internet, please sign, date and return the proxy card in the envelope provided, or mail to: AmSouth Bancorporation, c/o Innisfree M&A Incorporated, FDR
Station, P.O. Box 5154, New York, NY 10150-5154.

▲  TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE AND RETURN IN THE ENVELOPE PROVIDED ▲

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2.

	FOR	AGAINST	ABSTAIN
Proposal 1: Adoption of the Agreement and Plan of Merger, by and between Regions
Financial Corporation and AmSouth Bancorporation, dated as of May 24, 2006, as it may be amended from time to time, pursuant to which AmSouth Bancorporation will be
merged with and into Regions Financial Corporation.	☐	☐	☐

	FOR	AGAINST	ABSTAIN
Proposal 2: Approve the adjournment of the AmSouth Special Meeting, if necessary or appropriate, to solicit additional proxies.	☐	☐	☐

Please indicate if you plan to attend this meeting:    ☐

Dated:	, 2006

Signature

Signature

Title(s)

Please sign exactly as name or names appear(s) on this proxy. When signing as attorney, administrator, trustee, custodian, guardian or corporate officer, give full title. If more than one trustee, all should sign.

PLEASE VOTE TODAY!

SEE REVERSE

SIDE FOR THREE EASY WAYS TO VOTE.

▲  TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE AND RETURN IN THE ENVELOPE PROVIDED ▲

P R O X Y	AMSOUTH BANCORPORATION SPECIAL MEETING OF SHAREHOLDERS THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
C A R D
The undersigned hereby appoints John D. Buchanan and Carl L. Gorday, and each of them, proxies, with full power of substitution, to vote all of the shares of common stock of AmSouth Bancorporation held of record by the undersigned at the Special Meeting of Shareholders to be held on Tuesday, October 3, 2006, and at any adjournments or postponements thereof. This card also provides voting instructions for shares held in the AmSouth Bancorporation Thrift Plan and/or the AmSouth Bancorporation Direct Stock Purchase and Dividend Reinvestment Plan, and held of record by the trustee and agent of such plans.

IF THIS PROXY CARD IS PROPERLY EXECUTED AND RETURNED BUT NO DIRECTIONS ARE GIVEN, THE PROXIES WILL VOTE FOR PROPOSALS 1 AND 2. THE PROXIES, IN THEIR DISCRETION, ARE FURTHER AUTHORIZED TO VOTE ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING.

(continued and to be signed on other side)